JIMMY C.H. CHEUNG & CO. Certified Public Accountants Members of Kreston International	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
RINO INTERNATIONAL CORPORATION (PREVIOUSLY JADE MOUNTAIN CORPORATION)

We hereby consent to the use in this Registration Statement of Rino International Corporation on Amendment No. 6 to Form S-1 dated August 19, 2008 of our report dated January 23, 2008 except Note 4 and 19 dated June 6, 2008 and Notes 15 and 21 dated July 21, 2008 of Rino International Corporation for the fiscal years ended December 31, 2007, 2006 and 2005.

We also consent to the reference to our firm under the caption “Experts” included in this Registration Statement.

/s/ JIMMY C.H. CHEUNG & CO.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

August 19, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong
Telephone: (852) 25295500 Fax: (852) 28651067
Email: jimmycheung@jimmycheungco.com	Kreston International with offices in Europe
Website: http://www.jimmycheungco.com	America, The Middle East, The Far East and Australia